Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States
Facsimile:
+1 212 446 4800	+1 212 446 4900
www.kirkland.com
March 16, 2020

Ladder Capital Corp
345 Park Avenue, 8th Floor
New York, New York 10154

Ladies and Gentlemen:

        We are acting as special counsel to Ladder Capital Corp, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3ASR (as amended or supplemented, the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof. The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an indefinite number of shares (the "Shares") of the Company's Class A common stock, par value $0.001 per share, to be sold by the Company or certain stockholders of the Company.

        In connection with the registration of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company and (iii) the Registration Statement and the exhibits thereto.

        For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto, other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company.

        We have also assumed that:

            (i)  the Registration Statement will be effective and will comply with all applicable laws at the time the Shares are offered as contemplated by the Registration Statement;

           (ii)  a prospectus supplement (the "Prospectus Supplement") will have been prepared and filed with the Commission describing the Shares offered thereby and will comply with all applicable laws;

          (iii)  all Shares will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

March 16, 2020

          (iv)  a definitive purchase, underwriting, or similar agreement, if applicable, with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

           (v)  the Shares will be issued and sold in the form and containing the terms set forth in the Registration Statement and the appropriate Prospectus Supplement.

        Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that when the Shares have been duly authorized by appropriate corporate action and issued upon receipt of payment therefor, such Shares will be validly issued, fully paid and non-assessable.

        Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting such laws.

        We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

        We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares.

        This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion after the date hereof.

        This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,
/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP